                                                                     EXHIBIT 5.1


                          BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                               PHONE: 713.223.2900
                                FAX: 713.221.1212


                                 July 19, 2004



Board of Directors
Texas United Bancshares, Inc.
202 West Colorado
La Grange, Texas 78945

Ladies and Gentlemen:

We have acted as counsel for Texas United Bancshares, Inc., a Texas corporation (the "Company"), in connection with the proposed issuance by the Company of up to 2,300,000 shares ("Shares") of common stock, par value $1.00 per share, (the "Common Stock") of the Company. The Shares are proposed to be issued pursuant to an Underwriting Agreement to be entered into between the Company and Stifel, Nicolaus & Company, Incorporated and Hoefer & Arnett, Incorporated (the "Underwriting Agreement"). This opinion is being delivered in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended.

In connection with rendering this opinion, we have examined originals or copies of (1) the Registration Statement; (2) the Articles of Incorporation, as amended, of the Company; (3) the Bylaws, as amended and restated, of the Company; (4) certain resolutions of the Board of Directors of the Company; and
(5) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies and the truthfulness of all statements of fact contained therein.

Texas United Bancshares, Inc.
July 19, 2004
Page 2


Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

         2. The Shares of Common Stock proposed to be sold pursuant to the Underwriting Agreement will, when issued in accordance with the terms thereof, be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ BRACEWELL & PATTERSON, L.L.P.

                                             Bracewell & Patterson, L.L.P.